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Exhibit 23.2


                        Consent of Independent Auditors


The Board of Directors
CNET, Inc.


We consent to incorporation by reference in the registration statement on Form S-8 of CNET, Inc. of our report dated January 21, 1997, relating to the consolidated financial statements of CNET, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-KSB of CNET, Inc.


                                            KPMG PEAT MARWICK LLP


San Francisco, California
March 31, 1997